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                                    EXHIBIT B

          The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Data Dimensions, Inc. dated April 15, 1995 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  April 15, 1996                    GEORGE SOROS

                                         By: /s/ Sean C. Warren
                                             ----------------------------------
                                              Sean C. Warren
                                              Attorney-in-Fact

Date:  April 15, 1996                    WHITE ROCK CAPITAL, L.P.

                                         By: /s/ Thomas U. Barton
                                             ----------------------------------
                                              Thomas U. Barton
                                              General Partner

Date:  April 15, 1996

                                         /s/ Thomas U. Barton
                                         ----------------------------------
Date:  April 15, 1996

                                         /s/ Joseph U. Barton
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